POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints
James E. Matthews, Cathy
Bartels, and Gayle Ellis, and each of them, his true and lawful attorneys-in-fact and agents, with full power of
substitution, for him and in his name, place and stead, in any and all capacities, to:
1. Execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of
ADTRAN, Inc. (the "Company"), Forms 3, 4 and 5 in accordance with Section 16(a)
of the Securities Exchange Act of
1934, as amended, and the rules thereunder;
2. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to
complete and execute any such Form 3, 4 or 5 and timely file such form with the
United States Securities and
Exchange Commission and any stock exchange or similar authority; and
3. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such
attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being
understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this
Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may
approve in such attorney-in-fact's discretion.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and
every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and
powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally
present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in fact,
or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this
power of attorney and the rights and powers herein granted.
The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of
the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to
comply with Section 16 of the Securities Exchange Act of 1934. This Power of
Attorney shall remain in full force and
effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's
holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in
assigned writing delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 25th day of
August 2010.

//Thomas R. Stanton

Thomas R. Stanton
May 5, 2010